FORM 51-102F3

Material Change Report

Item 1 Name and Address of Corporation

WonderFi Technologies Inc. ("WonderFi" or the "Company")

Suite 2200, 885 West Georgia Street

Vancouver, British Columbia  V6C 3E8

Item 2 Date of Material Change

July 7, 2023

Item 3 News Release

A news release with respect to the material change referred to in this report was disseminated by the Company on July 10, 2023 through the facilities of NewsFile Corp. and subsequently filed on SEDAR.

Item 4 Summary of Material Change

On July 7, 2023, the Company completed its previously announced acquisition of all of the issued and outstanding securities of Coinsquare Ltd. ("Coinsquare") and all of the issued and outstanding securities of CoinSmart Financial Inc. ("CoinSmart") pursuant to a business combination agreement among the parties dated April 2, 2023 (the "Transaction"). Upon closing of the Transaction, pre-Transaction WonderFi shareholders own approximately 38% of WonderFi, with former Coinsquare and CoinSmart shareholders owning approximately 43% and 19% of WonderFi, respectively.

Item 5 Full Description of Material Change

On July 7, 2023, the Company completed its previously announced acquisition of all of the issued and outstanding securities of Coinsquare Ltd. ("Coinsquare"), a leading cryptocurrency platform and Canada's first IIROC-regulated cryptocurrency marketplace, and all of the issued and outstanding securities of CoinSmart Financial Inc. ("CoinSmart"), a leading cryptocurrency platform and crypto asset payment processor. Upon closing of the Transaction, WonderFi and its registered operating subsidiaries are positioned to offer one of the largest registered crypto asset trading ecosystems in Canada and to provide Canadians with a wide range of diversified products and services including both retail and institutional crypto trading, staking products, B2B crypto payment processing and soon also sports betting and gaming.

The Transaction proceeded in accordance with the business combination agreement entered into among WonderFi, Coinsquare and CoinSmart dated April 2, 2023 (the "BCA"), and the acquisition of Coinsquare proceeded by way of statutory plan of arrangement pursuant to the provisions of the Canada Business Corporations Act and the acquisition of CoinSmart proceeded by way of statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (British Columbia). Upon closing of the Transaction, WonderFi issued 270,920,353 common shares ("WonderFi Shares") to Coinsquare's shareholders (representing an exchange ratio of 6.946745 WonderFi Shares for each Coinsquare common share held), and 117,924,334 WonderFi Shares to CoinSmart's shareholders (representing an exchange ratio of 1.801462 WonderFi Shares for each CoinSmart common share held). Immediately after giving effect to the Transaction, pre-Transaction WonderFi shareholders owned approximately 38% of WonderFi, former Coinsquare shareholders owned approximately 43% of WonderFi, and former CoinSmart shareholders owned approximately 19% of WonderFi. As a result of the Transaction, Mogo Inc. (a former shareholder of Coinsquare) became the largest shareholder of WonderFi, owning approximately 14% of WonderFi Shares.

CoinSmart shareholders also received 65,460,350 earnout rights as part of the Transaction, entitling them to receive their proportionate interest of up to an additional $15 million of total consideration in an earn out, payable in cash or a combination of cash and WonderFi Shares, based on the revenues of CoinSmart's SmartPay business (over a period of three years following the closing of the Transaction).

On closing, WonderFi's board of directors was reconstituted, with Robert Halpern, Justin Hartzman, Christopher Marsh, G. Scott Paterson, Wendy Rudd, Dean Skurka, Nicholas Thadaney, Jason Theofilos, and Michael Wekerle being appointed as directors.

Item 6 Reliance on subsection 7.1(2) of National Instrument 51-102

Not Applicable.

Item 7 Omitted Information

Not Applicable.

Item 8 Executive Officer

Dean Skurka,

President and Interim Chief Executive Officer

(778) 843-9637

Item 9 Date of Report

July 12, 2023

Cautionary Note About Forward-Looking Information and Statements

Certain of the information contained in this material change report constitutes "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the beliefs of WonderFi regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company's control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "could", "positioned", "intend", "expect", "believe", "will", "projected", "planned", "estimated", "soon", "potential", "anticipate" or variations of such words.

By identifying such information and statements in this manner, the Company is alerting the reader that such information and statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such information and statements. In addition, in connection with the forward-looking information and forward-looking statements contained in this material change report, the Company has made certain assumptions. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information and statements are the following: the inability of the Company to integrate successfully (including the retention of key employees) such that the anticipated benefits of the Transaction are not realized; the ability to realize synergies and cost savings at the times, and to the extent, anticipated; the potential impact of the announcement or consummation of the Transaction on relationships, including with regulatory bodies, employees, suppliers, customers, competitors and other key stakeholders; the inability of the Company to obtain the necessary regulatory, stock exchange, shareholder and other approvals which may be required for matters subsequent to closing of the Transaction; the inability of the Company to meet its expected go-live timing for iGaming, sports betting, stock trading and yield products, each of which may be subject to additional regulatory or other approvals which may be required in connection therewith; the ability of the Company to consolidate its registered crypto asset trading businesses under Coinsquare's Canadian Investment Regulatory Organization investment dealer registration, including obtaining requisite regulatory approvals in connection therewith; the ability of SmartPay to generate the revenues required to entitle CoinSmart shareholders to payments pursuant to their earnout rights; the inability of the Company to work effectively with strategic investors and partners, and any changes to key personnel; security and cybersecurity threats and hacks; internet and power disruptions; uncertainty about the acceptance or widespread use of digital assets; failure to anticipate technology innovations; the COVID-19 pandemic; climate change; currency risk; changes in or enforcement of national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices and political or economic developments in Canada, the United States, Europe and other jurisdictions in which the Company carries on business or in which the Company may carry on business in the future; and material adverse changes in general economic, business and political conditions, including changes in the financial markets and compliance with extensive government regulation. These risks are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. Should one or more of these risks, uncertainties or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein. The impact of any one assumption, risk, uncertainty, or other factor on a particular forward-looking statement cannot be determined with certainty because they are interdependent and the Company's future decisions and actions will depend on management's assessment of all information at the relevant time. A more fulsome description of risk factors that may impact business, financial condition and results of operation with respect to WonderFi is set out in its management's discussion and analysis and financial statements for the period ended March 31, 2023, as well as its annual information form and the joint management circular of WonderFi, Coinsquare and CoinSmart in respect of the Transaction, available on its SEDAR profile at www.sedar.com.

Although the Company believes that the assumptions and factors used in preparing, and the expectations contained in, the forward-looking information and statements are reasonable, undue reliance should not be placed on such information and statements, and no assurance or guarantee can be given that such forward-looking information and statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information and statements. The forward-looking information and forward-looking statements contained in this material change report are made as of the date of this material change report, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws. All subsequent written and oral forward- looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice. All financial amounts referenced herein are in Canadian dollars unless otherwise expressly identified.